Exhibit 10.3

July 8, 2016

VIA E-MAIL

PFO Global, Inc.

14401 Beltwood Parkway W.

Suite 115

Farmers Branch, TX 75244

Gentlemen:

Reference is hereby made to the 8% Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017, dated July 1, 2015 (the “July 2015 Debenture”), issued by PFO Global, Inc. (the “Company”), the 8% Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017, dated September 30, 2015 (the “September 2015 Debenture”), issued by the Company, the 8% Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017, dated November 13, 2015 (the “November 2015 Debenture”), issued by the Company, and the 8% Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017, dated November 30, 2015 (the “November 30 2015 Debenture” and together with the July 2015 Debenture, the September 2015 Debenture and the November 2015 Debenture, the “Debentures”), issued by the Company. The undersigned is the Holder (as such term is defined therein) of each of the Debentures.

Pursuant to Section 2(a) of each of the Debentures, the Company is required to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of such Debenture at the rate of 8% per annum, on the Interest Payment Dates specified therein. Further, pursuant to Section 6(b) of each of the Debentures, on each Periodic Redemption Date (as defined therein), the Company shall redeem the Periodic Redemption Amount of the then outstanding principal amount of such Debenture. The Holder previously granted a waiver to the Company whereby the April 1, 2016 Interest Payment Date was extended to June 30, 2016. The Company has requested (i) an additional extension of the April 1, 2016 Interest Payment Date from June 30, 2016 to January 1, 2017, (ii) an extension of the July 1, 2016 Interest Payment Date until January 1, 2017, (iii) a waiver of any Late Fees (as defined in Section 2(c) of each of the Debentures) applicable to the extended Interest Payment Dates described in the foregoing clauses (i) and (ii), such that no Late Fees shall accrue until January 1, 2017, and (iv) an extension of the July 1, 2016 and October 1, 2016 Periodic Redemption Dates until January 1, 2017 (collectively, the “Requested Waiver”).

As evidenced by this letter, and subject to the terms and conditions of this letter, the undersigned hereby grants the Requested Waiver, and acknowledges and agrees that (i) the interest payable on April 1, 2016 (but previously extended to June 30, 2016) and July 1, 2016 under each of the Debentures is deferred until January 1, 2017, (ii) no Late Fees shall accrue with respect to such interest until January 1, 2017 and (iii) the July 1, 2016 and October 1, 2016 Periodic Redemption Dates are deferred until January 1, 2017.

Except as specifically set forth herein, all of the terms and conditions of the Debentures are and remain in full force and effect. This letter does not imply any obligation on the part of the Holder, and the Holder shall not be obligated at any time, to grant any further waiver.

This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This letter may not be amended or modified except in a written agreement between the parties.

This letter shall be governed by the laws of the State of New York. The parties submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any action, suit or proceeding arising out of this letter.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

[Signature page follows]

Hillair Capital Investment L.P.

By:	/s/ Sean M. McAvoy
Name:	Sean M. McAvoy
Title:	Managing Member, Hillair Capital Advisors LLC

AGREED AND ACKNOWLEGED:

PFO Global, Inc.

By:	/s/ Brigitte Rousseau
Name:	Brigitte Rousseau
Title:	CFO